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                                                                    EXHIBIT 10.7


                        EXECUTIVE EMPLOYMENT AGREEMENT
                                BY AND BETWEEN
                          OrbitTravel.com CORPORATION
                                      AND
                               JOSEPH R. CELLURA

     THIS AGREEMENT IS INTENDED TO AMEND AND RESTATE THE EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into and to be effective as of June 24, 1999, by and between OrbitTravel.com Corporation f/k/a Divot Golf Corporation f/k/a Brassie Golf Corporation, a Delaware corporation (the "Company"), and JOSEPH R. CELLURA as Chairman & Chief Executive Officer ("Executive").

     WHEREAS, the Company under its former name Divot golf Corporation f/k/a BRASSIE GOLF CORPORATION and Executive entered into an Employment Agreement; and the parties hereby wish to acknowledge the Company name change. The Company and the Executive hereby acknowledge that OrbitTravel.com Corporation, a Delaware Corporation has undergone a name change form its former names DIVOT GOLF CORPORATION f/k/a BRASSIE GOLF CORPORATION and, that all of the obligations, terms, rights, duties, privileges and which have vested and are due Employee or from Employee and due Company are to remain in full force and effect throughout the term of the Agreement and any extension thereto.

     WHEREAS, the Company and Executive desire to enter into this Agreement to assure the Company of the unique and valuable services of the Executive as Chairman & Chief Executive Officer and to set forth the respective rights and duties of the parties hereto; and

     WHEREAS, the Company: (i) is presently in the business of providing Internet travel, entertainment and related access services over the Internet through its ownership and management of various proprietary and technological holdings, licensing rights, subscription agreements and other related services; and (ii) intends to invest its available resources in one or more new business ventures (such activities, present and future, being hereinafter referred to as the "Business").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions set forth herein, the Company and Executive agree as follows:

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                                   ARTICLE I
Employment
----------

1.1  Employment and Title: The Company hereby employs Executive and Executive
     --------------------
     hereby accepts such employment, as Chairman & Chief Executive Officer of the Company, all upon the terms and conditions set forth herein.

1.2  Services: During the Term (as hereinafter defined) hereof, Executive agrees
     --------
     to perform diligently and in good faith the duties of Chairman & Chief Executive Officer of the Company under the direction of the Board of Directors of the Company (the "Board of Directors") Executive agrees to devote his best efforts and substantially all of his full business time, energies and abilities to the services to be performed hereunder and for the exclusive benefit of the Company. Executive shall be vested with such authority as is generally commensurate with the position of Chairman & Chief Executive Officer of the Company, as further outlined below.

1.3  Location: The principal place of employment and the location of Executive's
     --------
     principal offices shall be in both the State of Florida, the State of New York and the United Kingdom; provided, however, Executive shall form time to time temporarily perform outside each of these States, such services as are reasonably required for the proper execution of his duties under this Agreement.

1.4  Representations: Each party represents and warrants to the other that he/it
     ---------------
     has full power and authority to enter into and perform this Agreement and that his/its execution and performance of this Agreement shall not constitute a default under or breach of any of the terms of any agreement to which he/it is a party or under which he/it is bound. Each party represents that no consent or approval of any third party is required for his/its execution, delivery and performance of this Agreement or that all consents or approvals of any third party required for his/its execution, delivery and performance of this Agreement have been obtained.

1.5  Sole Discretion: As the term "sole discretion" is used in this Agreement,
     ---------------
     unless otherwise defined, it will be interpreted as the exercise of reasonable discretion applying normal business practices to a contractual relationship between a company and its chairman and chief executive officer.

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                                   ARTICLE II
Term
----

2.1  Term: The term of Executive's employment hereunder (the "Term") shall
     ----
     commence as of the date hereof (the "Commencement Date") and shall continue through the seventh anniversary of the Commencement Date (the "Scheduled Termination Date") unless earlier terminated pursuant to the provisions of this Agreement.

2.2  Renewal: This Agreement shall be renewed for successive one year terms
     -------
     unless either party hereto provides written notice of non-renewal at least thirty (30) days prior to the Scheduled Termination Date of each such term. Notwithstanding the foregoing, each renewal hereof shall constitute a separate and distinct agreement. If notice of non-renewal is given by either party, all terms of this Agreement shall remain in full force and effect until the earlier of the following (i) a new employment agreement is entered into by the parties, or (ii) employment is terminated under the terms and conditions in Article VII hereof.

                                  ARTICLE III
Compensation
------------

3.1  Base Salary: As compensation for the services to be rendered by Executive,
     -----------
     the Company shall pay Executive, during the Term of this Agreement, an annual base salary equal to Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), which base salary shall accrue monthly (prorated for periods less than a month) and shall be paid in equal bimonthly installments, in arrears. The base salary will be reviewed annually, or more frequently, as appropriate, by the Board of Directors or the Compensation Committee of the Board of Directors, as the case may be, in its sole discretion, provided that the annual base salary shall not be decreased below Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00).

3.2  Vacation & Holidays As further compensation for services to be rendered by
     --------------------
     the executive, the executive shall accrue twenty one days of annual paid vacation or leave and shall enjoy all regular state and federal holidays.

3.3  Accrued Pension the company shall provide a retroactive pension and
     ---------------
     compensation retirement plan for the executive. The executive shall have vested eleven years (11) of accrued time on the date of the execution of this contract. The company further agrees to pay into the pension fund all deficiencies in interest and principal payments so as

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     to bring executive current over the vesting period.

3.4  Stock Options: The Company shall issue Executive options to purchase Five
     -------------
     Million (5,000,000) shares of the Company's common stock at a per share market value option price as soon as practicable after the date on which the Company's proposals regarding a Stock Option Plan commencing the year 2000 and an increase in the Company's authorized common stock are adopted by the Company's shareholders, if necessary. The Options shall not be subject to any vesting period. All options shall have an exercise period of five (5) years. The number and price of the option shares shall be subject to equitable adjustment in the event the Company's 1-for-20 reverse stock split is adopted by the Company's shareholders.

     (a)  Default Provision In the event the company defaults on said severance
          -----------------
          and the Executive and the company are unable to arrive at a mutually agreed upon extension the Executive may elect a conversion to preferred stock at a basis of a seventy five percent (75%) of market on a ten day trailing average.

     (b)  No Dilution or Impairment: OrbitTravel.com Corporation f/k/a Divot
          -------------------------
          Golf Corporation hereby agrees that it shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Executive against dilution or other impairment of the Shares issued hereunder.

     (c)  Anti-Dilution Provision The effects of anti-dilution pursuant to the
          ------------------------
          terms and conditions as contained herein provide that the company shall be entitled to issue additional shares of its capital stock in connection with mergers and acquisitions and financing in the ordinary course of business; provided, however, that in case the Company shall, at any time after the date hereof, reorganize, recapitalize, issue or sell any shares of Common Stock or issue warrants, options or other securities convertible into, or exercisable or exchangeable for, shares of Common Stock ("Convertible Securities") for a consideration, or in the case of the issuance of Convertible Securities, an exercise price or conversion price per share less than the Fair Market Value or the Exercise Price in effect immediately prior to the issuance or sale of such securities, then forthwith upon such issuance or sale,

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          the Exercise Price shall be reduced to the price determined by dividing (I) an amount equal to the sum of (a) the number of shares of Common Stock outstanding (after giving effect to the conversion or exercise of all Convertible Securities) immediately prior to such issuance or sale multiplied by the then existing Exercise Price and
          (b) the aggregate amount of the consideration, if any, received by the Company upon such issuance or sale by (ii) the total number of shares of Common Stock outstanding (after giving effect to the conversion or exercise of all Convertible Securities) immediately after such issuance or sale. In no event shall the Exercise Price be adjusted pursuant to this computation. In the event of a stock split, stock divided, or other recapitalization pursuant to which the number of outstanding shares of capital stock of the Company shall increase, the number of shares covered by any unexercised portion of this Option and the related Exercise Price per share shall be adjusted proportionately. In the event of a combination or other recapitalization pursuant to which the number of outstanding shares of capital stock of the Company shall be reduced, the number of shares covered by any unexercised portion of this Option and the related Exercise Price per share shall not be subject to adjustment and shall remain as in effect prior to such combination or recapitalization.

     (d) Executive shall be entitled to receive: (i) a lump sum payment equal to the sum of the present value of 100% of Executive's base salary for the balance of the term of this Agreement; and (ii) a lump sum severance payment in the amount of Nine Hundred Thousand Dollars ($900,000.00) (collectively, the "Severance Payments") which shall be paid by the Company within sixty (60) days of the date of termination. In addition, in the event of a termination without cause for any reason other than death, Executive shall be entitled to receive the No renewal Payment (as defined in Section 7.7);

     (e) Right of Lien Executive shall be issued a UCC 1 which shall be recorded by the company in the amount of Nine Hundred Thousand Dollars ($900,000.00) (collectively, the "Severance Payments") for the purpose of security in the event of default under the provisions of this agreement. Upon payment in full of all shares and money Executive shall release said lien.

     (f) Except as provided in Article XI, this Agreement shall thereupon be of no further force or effect. Any amounts due from Company pursuant above and not paid to Executive as and when due shall accrue interest at the prime rate of interest as established from

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          time to time by Chase Manhattan Bank of New York. Company may purchase insurance to cover all or any part of its obligations set forth in this Section, and Executive agrees to take a physical examination to facilitate the purchase of such insurance.


3.5  Incentive Compensation: The Company shall pay Executive, during the Term of
     ----------------------
     this Agreement, an annual performance/incentive bonus which shall be calculated as follows:


     Fiscal Year
     Revenue                                    Bonus
     -------                                    -----
     $0 - 2,000,000                Five Percent (5%) of Base Salary
     $2,000,00 to $5,000,000       Fifteen Percent (15%) of Base Salary
     $5,000,00 to $10,000,000      Thirty Percent (30%) of Base Salary
     In excess of $10,000,001      Fifty Percent (50%) of Base Salary
     Sale of Company               Five Percent of the Purchase Price
     Capital Raised                Two Percent of all Capital Raised

3.4  Benefits: Executive shall be entitled, during the Term hereof, to the same
     --------
     medical, hospital dental, vision and life insurance coverage and benefits as are available to the Company's most senior executive officers on the Commencement Date.

3.5  Withholding: Any and all amounts payable under this Agreement. including,
     -----------
     without limitation, amounts payable under this Article Ill and Article VII, are subject to withholding for such federal, state and local taxes as the Company, in its reasonable judgment, determines to be required pursuant to any applicable law, rule or regulation.

                                   ARTICLE IV

Working Facilities, Expenses, and Insurance
-------------------------------------------

     4.1 Working Facilities and Expenses. Executive shall be furnished with an office at the principal executive offices of the Company, or at such other location as agreed to by Employee and the Company, and other working facilities and secretarial and other assistance suitable to his position and reasonably required for the performance of his duties hereunder The Company hereby agrees to advance expenses to Employee, subject to the provisions of this Section 4.1, all of the costs of Employee's maintaining an office and residence in New York City, New York, which costs are currently estimated to be approximately $9,000 per month. The Company shall promptly advance the Employee for all of Employee's reasonable expenses incurred while employed, and performing his duties under and in accordance

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with the terms and conditions of this Agreement, subject to Employee's full and appropriate documentation, including, without limitation, receipts for all such expenses in the manner required pursuant to Company's policies arid procedures and the Internal Revenue Code of 1986, as amended (the "Code"), and applicable regulations as are in effect from time to time.

     4.2 Insurance. The Company may secure in its own name or otherwise, and at its own expense, life, disability, and other insurance covering Employee or Employee and others, and Employee shall not have any right, title or interest in or to such insurance other than as expressly provided herein. Employee agrees to assist the Company in procuring such insurance by submitting to the usual and customary medical and other examinations to be conducted by such physicians(s) as the Company or such insurance company may designate and by signing such applications and other written instruments as may be required by any insurance company to which application is made for such insurance.

                                   ARTICLE V
Illness or Incapacity
---------------------

5.1  Right to Terminate: If, during the Term of this Agreement, Executive shall
     ------------------
     be unable to perform in all material respects his duties hereunder for a period exceeding six (6) consecutive months by reason of illness or incapacity, this Agreement may be terminated by the Company in its sole discretion pursuant to Section 7.2 hereof.

5.2  Right to Replace: If Executive's illness or incapacity, whether by physical
     ----------------
     or mental cause, renders him unable for a minimum period of one hundred eighty (180) consecutive calendar days to carry out his duties and responsibilities as set forth herein, the Executive shall have the right to designate a person to replace Executive temporarily in the capacity described in Article I hereof; provided, however, that if Executive returns to work from such illness or incapacity within the six (6) month period following his designation due to such illness or incapacity he shall be entitled to be reinstated in the capacity described in Article I hereof with all rights, duties and privileges attendant thereto.

5.3  Rights Prior to Termination: Executive shall be entitled to his full
     ---------------------------
     remuneration and benefits hereunder during such illness or incapacity unless and until an election is made by the Board of Directors of the Company to terminate this Agreement in accordance with the provisions of this Article V.

5.4  Determination of illness or Incapacity: For purposes of this Article V. the
     --------------------------------------
     term "illness or incapacity" shall mean Executive's inability to perform his duties hereunder substantially on a full-time basis due to physical or mental illness as determined by the Board of Directors in accordance with the Company's long-term disability insurance policy or, in the event Company does not have a long-term disability insurance policy in effect, in accordance with the following procedure: Executive and the Company each shall designate a physician who shall jointly select a third physician and the three (3) physicians selected would then determine whether or not any illness or incapacity is such as to prevent Executive from performing his duties hereunder.

5.5  Executive's Right of Designation: Nothwithstanding Paragraph 5.2 Executive
     --------------------------------
     shall have the right to and be entitled to temporarily designate his replacement in the event of incapacity for a period not to exceed an additional six months of illness as defined in paragraph 5.1.


                                   ARTICLE VI
Confidentiality
---------------

6.1  Confidentiality: During the Term of this Agreement and thereafter,
     ---------------
     Executive agrees to maintain the confidential nature of the Company's trade secrets, including, without limitation, development ideas, acquisition strategies and plans, financial information, records, "know-how", methods of doing business, customer, supplier and distributor lists and all other confidential information of the Company. Executive shall not use (other than in connection with his employment), in any way whatsoever, such trade secrets except as authorized in writing by the Company. Executive shall, upon the termination of his employment, deliver to the Company any and all records, books, documents or any other materials whatsoever (including all copies thereof) containing such trade secrets, which shall be and remain the property of the Company.

6.2  Non-Removal of Records: All documents, papers, materials, notes, books,
     ----------------------
     correspondence, drawings and other written and graphic records relating to the Business of the Company which Executive shall prepare or use, or come into contact with, shall be and remain the sole property of the Company.

                                  ARTICLE VII
Termination
-----------

7.1  Termination For Cause: This Agreement and the employment of Executive may
     ---------------------
     be terminated by the Company for "Just Cause" or "Proper Cause" and only in any of the following circumstances:

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     (a)  Just Cause: "Just Cause" shall mean that Executive has been judicially
          ----------
          convicted or has pleaded nolo contend ere to any one of the following offenses: (i) Executive has been judicially determined to have committed any fraud, theft, misappropriation or similar act against the Company or Executive has been judicially declared to have misappropriated, or embezzled funds in connection with the Company's business; or (ii) any felony that the Board determines is detrimental to the Company's reputation or that otherwise interferes with Executive's ability to perform his duties under this Agreement.

     (b)  Proper Cause: "Proper Cause" shall mean an Executive is in default in
          ------------
          a material respect in the performance of Executive's obligations, services or duties hereunder, which shall include, without limitation:
          (i) Executive's willful disregard of the lawful written instructions of the Executive Committee or the Board of Directors concerning the performance of his duties within the scope hereof; (ii) Any conduct of the Executive which is materially inconsistent with the published policies of the Company, as promulgated from time to time and which are generally applicable to all senior executives; or (iii) Executive's breach of any other material provision of this Agreement, provided, however, that Executive shall be given written notice of
                                                           --------------
          such default and a reasonable opportunity to cure such default.

     An event-giving rise to termination of the Executive's employment, whether for Just Cause or Proper Cause, shall henceforth be referred to as "Termination Events."

7.2  Termination Procedure: In the event that the Board determines that a
     ---------------------
     Termination Event has taken place with respect to the Executive, the Board shall undertake the following procedure to terminate Executive's employment:

     (a) The Board shall present Executive with ninety (90) day's advance written notice of Executive's Just Cause or Proper Cause termination, and shall include with such notice a copy of the minutes of the meeting of the Board that reference the Board's determination that a Termination Event has taken place.

     (b) Executive shall have ninety (90) days after his receipt of the Board's written notice of Just Cause or Proper Cause termination in which to deliver to the Board a written objection to such termination. Upon its receipt of Executive's written objection, the Board will be required to do the following:

               (1) Within thirty (30) day's of its receipt of Executive's written objection, the Board shall convene a Special Meeting to review such objection. Executive shall receive notice of, and shall have the right to be present at any such meeting, and may present evidence that serves to contradict the Board's determination that a Termination Event has occurred. The Board shall have thirty (30) days following such Special Meeting in which to reverse its decision to terminate Executive. If the Executive has not been informed of such reversal within such thirty (30) day period, Executive shall have thirty (30) days in which to appeal the matter to binding arbitration.

     (c)  Arbitration Procedure: Should Executive elect to submit the Board's
          ---------------------
          decision to binding arbitration, such arbitration shall take place within sixty (60) days, in accordance with the American International Commercial Arbitration Rules. The number of arbitrators shall be three; the Board shall choose one arbitrator, the Executive shall choose one arbitrator, and both arbitrators shall choose a third arbitrator. The place of arbitration shall be New York City, New York, and the language of the arbitration shall be English. No discovery shall be permitted in such dispute, other than exchange of relevant documents ordered by the arbitrators. The maximum number of days of hearings in such arbitration shall be 3, all of which shall occur consecutively. The arbitrators' decision shall be limited to whether a Just Cause or Proper Cause termination is justified under the circumstances. Such decision shall be binding upon all parties.

7.3  Executive to Remain in Position: Notwithstanding any other provision of
     -------------------------------
     this Agreement to the contrary, should Executive object to a Just Cause or Proper Cause Termination Notice, he shall remain in his position, with the same duties and for the same compensation as set forth in this Agreement, during the course of such objection, until such time as Executive accepts the Board's decision or a final decision is rendered with respect to the matter or that the has been determined through arbitration or appeal.

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

     (a) A Termination for cause delivered to Executive pursuant to this Agreement shall be effective as of the date set forth in a written notice of termination delivered to Executive (which shall be no less than thirty (30) days following the delivery of written notice), but shall not be earlier than the date such written notice is delivered to Executive.

7.4  Termination Without Cause: This Agreement and the employment of the
     -------------------------
     Executive may be terminated "Without Cause" as follows:

     (a)  By mutual agreement of the parties hereto; or

     (b) At the election of the Company by its giving not less than sixty (60) days written notice to Executive in the event of an illness or incapacity described in Section 5.1; or

     (c)  At the election of the Executive by his giving not less than sixty
          (60) days written notice to the Company; or

     (d) Upon the Scheduled Termination Date or on the last day of any renewal term in the event of non-renewal of this Agreement; or

     (e)  Upon Executive's death.

     A Termination Without Cause under Section 7.4(b), (c) or (d) hereof shall be effective upon the date set forth in a written notice of termination delivered hereunder, which shall be not less than sixty (60) days nor more than one hundred twenty (120) days after the giving of such notice. A Termination Without Cause under Section 7.4(a), (d) or (e) hereof shall be automatically effective upon the date of mutual agreement, or the Scheduled Termination Date or the last day of any renewal term, or the date of death of the Executive, as the case may be.

7.5  Effect of Termination For Cause: If Executive's employment is terminated
     -------------------------------
     For Cause:

     (a) Executive shall be entitled to accrued base salary under Section 3.1 Through the date of termination which shall be paid by the Company within sixty (60) days of the date of termination;

     (b) Executive shall be entitled to reimbursement for expenses accrued through the date of termination in accordance with the provisions of
          Section 4.1 hereof which shall be paid by the

          Company within sixty (60) days of the date of termination; and

     (c) Except as provided in Article XI, this Agreement shall thereupon be of no further force and effect.

7.6  Effect of Termination Without Cause: If Executive's employment is
     -----------------------------------
     terminated Without Cause except pursuant to Section 7.4(c) or (e) hereof:

     (g) Executive shall be entitled to accrued base salary under Section 3.1 through the date of termination which shall be paid by the Company within sixty (60) days of the date of termination;

     (h) Executive shall be entitled to reimbursement for expenses accrued through the Scheduled Termination Date in accordance with the provisions of Section 4.1 hereof which shall be paid by the Company within sixty (60) days of the date of termination;

     (i)  Default Provision In the event the company defaults on said severance
          -----------------
          and the Executive and the company are unable to arrive at a mutually agreed upon extension the Executive may elect a conversion to preferred stock at a base of a twenty five percent (25%) discount to market on a ten day trailing average.

     (j)  No Dilution or Impairment: OrbitTravel.com Corporation f/k/a Divot
          -------------------------
          Golf Corporation hereby agrees that it shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Executive against dilution or other impairment of the Shares issued hereunder.

     (k)  Anti-Dilution Provision The effects of anti-dilution pursuant to the
          -----------------------
          terms and conditions as contained herein provide that the company shall be entitled to issue additional shares of its capital stock in connection with mergers and acquisitions and financing in the ordinary course of business; provided, however, that in case the Company shall, at any time after the date hereof, reorganize, recapitalize, issue or sell any shares of Common Stock or issue warrants, options or other securities convertible into, or exercisable or exchangeable for, shares of Common Stock ("Convertible Securities") for a consideration, or in the case of the issuance of Convertible Securities, an exercise price or conversion price per share less than the Fair Market Value or the Exercise Price in effect immediately prior to the issuance or sale of such securities, then forthwith upon such issuance or sale, the Exercise Price shall be reduced to the price determined by dividing
          (I) an amount equal to the sum of (a) the number of shares of Common Stock outstanding (after giving effect to the conversion or exercise of all Convertible Securities) immediately prior to such issuance or sale multiplied by the then existing Exercise Price and (b) the aggregate amount of the consideration, if any, received by the Company upon such issuance or sale by (ii) the total number of shares of Common Stock outstanding (after giving effect to the conversion or exercise of all Convertible Securities) immediately after such issuance or sale. In no event shall the Exercise Price be adjusted pursuant to this computation. In the event of a stock split, stock divided, or other recapitalization pursuant to which the number of outstanding shares of capital stock of the Company shall increase, the number of shares covered by any unexercised portion of this Option and the related Exercise Price per share shall be adjusted proportionately. In the event of a combination or other recapitalization pursuant to which the number of outstanding shares of capital stock of the Company shall be reduced, the number of shares covered by any unexercised portion of this Option and the related Exercise Price per share shall not be subject to adjustment and shall remain as in effect prior to such combination or recapitalization.

     (l) Executive shall be entitled to receive: (i) a lump sum payment equal to the sum of the present value of 100% of Executive's base salary for the balance of the term of this Agreement; and (ii) a lump sum severance payment in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) (collectively, the "Severance Payments") which shall be paid by the Company within sixty (60) days of the date of termination. In addition, in the event of a termination without cause for any reason other than death, Executive shall be entitled to receive the No renewal Payment (as defined in Section 7.7);

     (m) Right of Lien Executive shall be issued a UCC 1 which shall be recorded by the company in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) (collectively, the "Severance Payments") for the purpose of security in the event of default under the provisions of this agreement. Upon payment in full of all shares and money Executive shall release said lien.

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

     (n) Except as provided in Article XI, this Agreement shall thereupon be of no further force or effect. Any amounts due from Company pursuant above and not paid to Executive as and when due shall accrue interest at the prime rate of interest as established from time to time by Chase Manhattan Bank of New York. Company may purchase insurance to cover all or any part of its obligations set forth in this Section, and Executive agrees to take a physical examination to facilitate the purchase of such insurance.

7.7  Non-Renewal of Agreement: In the event that Company shall not have made a
     ------------------------
     Qualifying Offer (as hereinafter defined) to Executive on or before the Scheduled Termination Date of this Agreement, and no other agreement between Executive and Company relating to the extension of Executive's employment shall have been entered into by the Scheduled Termination Date, Executive shall receive (after having given the Company written notice of its failure to deliver a Qualifying Offer, and after not having received such Qualifying Offer from the Company within five (5) business days from the delivery of such notice to the Company) a contract termination payment of $900,000.00 (the "No renewal Payment") from the Company. Such Non-renewal Payment shall be due within sixty (60) days following the Scheduled Termination Date of Executive's employment.

     (a)  Qualifying Offer: The term "Qualifying Offer" shall mean a written
          ----------------
          offer of employment to Executive which: (i) shall be for a period of not less than five years from the Scheduled Termination Date, (ii) shall include the types of compensation contained in this Agreement,
          (iii) shall constitute a reasonable offer taking into account Executive's compensation set forth in this Agreement; (iv) the Company's financial and operating performance during the term of this Agreement; (v) any other then-current circumstances relevant to the determination of Executive's compensation by Company for the period specified in (i); (vi) shall not contain any terms or provisions which reduce Executive's title or duties as stated herein, and (vii) shall state that it is irrevocable for 30 days from the date of delivery thereof.

     (b) In the event that the parties shall disagree as to whether or not an offer timely made by Company in accordance with the foregoing constitutes a Qualifying Offer, the parties shall submit such disagreement to arbitration by a qualified individual executive compensation expert of national reputation, who shall not have had dealings with either party during the preceding five (5) years.


7.8  Constructive Termination:  Prior to the expiration of the Term,
     ------------------------

     Executive shall have the right to terminate his employment under this Agreement, upon thirty (30) days' notice to the Company given within sixty
     (60) days following the occurrence of any of the following events ("Constructive Termination Events"); provided, however, that the Company shall have twenty (20) days after the date such notice has been given to the Company in which to cure the conduct or cause specified in such notice:

     (a) A material breach by the Company of a material obligation of the Company under this Agreement;

     (b) A failure of the Company to pay when due to the Executive any annual base salary, annual bonus or other earned bonus or awards or commissions referred to in this Agreement;

     (c) The relocation of the Executive's principal place of employment to a location not within a 30 mile radius of such place of employment on the Effective Date;

     (d) A material reduction by the Company of the Executive's duties or responsibilities;

     (e) The failure of the Company to obtain an agreement reasonably satisfactory to the Executive from any successor to assume and agree to perform this Agreement, or, if the business for which the Executive's services are principally performed is sold or transferred, the failure of the Company to obtain such an agreement from the purchaser or transferee of such business; or

     (f) The Company shall fail to grant Executive's stock options for provided for herein.

     Following a Constructive Termination Event and proper notice by the Executive as set forth herein, Executive may terminate his employment with the Company and shall be entitled to receive the Severance Payments and the No renewal Payment as set forth in Sections 7.6 and 7.7 of this Agreement. In the event the Executive terminates Executive's employment as a result of a Constructive Termination Event and the Company objects in writing to the Executive's determination that there was Constructive Termination Event within (30) days after Executive has notified the Company of the same, the matter shall be resolved by arbitration in accordance with the provisions of Section 7.2(c). If the Company fails to object to any such determination of Constructive Termination in writing within such thirty (30) day period, it shall be deemed to have waived its right to object to that determination. If such arbitration determines that there was not proper Constructive Termination, such termination shall be deemed to be a termination pursuant to subsection 7.4(c).

7.9  Certain Payments: The parties believe that the payments to Executive
     ----------------
     hereunder do not constitute "Excess Parachute Payments" under Section 28OG of the Code. Notwithstanding such belief, if any payment or benefit under this Agreement is determined to be an `Excess Parachute Payment," Company shall pay Executive an additional amount (the "Tax Payment") such that (i) the excess of all Excess Parachute Payments (including payments under this sentence) over the sum of excise tax thereon under Section 4999 of the Code and income tax thereon under Subtitle A of the Code and under applicable state law is equal to (ii) the excess of all Excess Parachute Payments (excluding payments under this sentence) over income tax thereon under Subtitle A of the Code and under applicable state law.

                                  ARTICLE VIII

Non-Competition and Non-Interference
------------------------------------

8.1  Non-Competition:  Executive may advise, lend money, manage, control,
     ---------------
     trade, sell, lease, license or otherwise own technology in any private
                                                                    -------
     company, however, Executive's ownership interest may not directly or
     -------                                          -------
     indirectly exceed 70% of the total issued and outstanding shares of any one company whether said company is or is not in direct competition with the Company. Executive shall be permitted to own up to 70% of the issued and outstanding shares of capital stock of any corporation which has a class of equity securities registered under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

8.2  Non-Interference: Executive agrees, that during the Term hereof and, in the
     ----------------
     case of a Termination For Cause or a Termination Without Cause pursuant to
     Section 7.2(d) hereof, for a period of one (1) year thereafter, Executive will not, directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership corporation or other entity, induce or entice any employee of the

     Company to leave such employment or cause anyone else to do so.

8.3  Severability:  If any covenant or provision contained in this Article VIII
     ------------
     is judicially determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision. If, in any arbitration or judicial proceeding, a tribunal shall refuse to enforce all of the separate covenants deemed included in this Article VIII, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings.


                                   ARTICLE IX
Remedies
--------

9.1  Equitable Remedies:  Executive and the Company agree that the services to
     ------------------
     be rendered by Executive pursuant to this Agreement, and the rights and interests granted and the obligations to be performed by Executive to the Company pursuant to this Agreement, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Company of any of the terms of this Agreement will cause the Executive great and irreparable injury and damage. The parties hereby expressly agree that the Executive shall be entitled to the remedies of injunction, specific performance, and other equitable relief to prevent a breach of Articles VI and VIII of this Agreement, both pendente lite and permanently, as such breach would cause irreparable injury to Executive and a remedy at law would be inadequate and insufficient. Therefore, Executive may in addition to pursuing other remedies, obtain an injunction from any court having jurisdiction in the matter restraining any further violation.

9.2  Rights and Remedies Preserved:  Nothing in this Agreement shall limit any
     -----------------------------
     right or remedy the Company or Executive may have under this Agreement or pursuant to them, for any breach of this Agreement by the other party. The rights granted to the parties herein are cumulative and the election of one shall not constitute a waiver of such party's right to assert all other legal remedies available under the circumstances.

                                   ARTICLE X
Miscellaneous
-------------

10.1  No Waivers: The failure of either party to enforce any provision of this
      ----------
      Agreement shall not be construed as a waiver of any such provision nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement.

10.2  Notices:  Any notice to be given to the Company and Executive under the
      -------
      terms of this Agreement may he delivered personally, by telecopy, telex or other form of written electronic transmission, or by registered or certified mail, postage prepaid, and shall be addressed as follows:

      If to the Company:   OrbitTravel .com. Corporation
                           c/o Joseph R. Cellura &
                           Douglas R. Dollinger, Esq.,
                           One Union Square South, Suite 10-J
                           New York, New York
                           Attention: Legal Committee

      With a Copy to:      Michael Swimmer, Esq.
                           11 Stage Coach Road
                           Wawick, New York 10990

      If to Executive:     Joseph R. Cellura
                           One Union Square South 10J
                           New York, New York  USA 10003


      Either party may hereafter notify the other in writing of any change in address. Any notice shall be deemed duly given (1) when personally delivered, (ii) when telecopied, telexed or transmitted by other form of written electronic transmission (upon confirmation of receipt) or (iii) on the third day after it is mailed by registered or certified mail, postage prepaid, as provided herein.

10.3  Severability: The provisions of this Agreement are severable and if any
      ------------
      provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.

10.4  Successors and Assigns: The rights and obligations of the Company under
      ----------------------
      this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, including the survivor upon any merger, consolidation, share exchange, or combination of the Company with any other entity. Executive shall not have the right to assign, delegate or otherwise transfer any duty or obligation to be performed by him hereunder to any person or entity.

10.5   Entire Agreement: This Agreement supersedes all prior and contemporaneous
       ----------------
       agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally- No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced. This Agreement was the subject of negotiation by the parties hereto and their counsel. The parties agree that no prior drafts of this Agreement shall be admissible as evidence (whether in any arbitration or court of law) in any proceeding, which involves the interpretation of any provisions of this Agreement.

10.6   Governing Law: This Agreement shall be governed by and construed in
       -------------
       accordance with the internal laws of the State of Florida without reference to the conflict of law principles thereof.

10.7   Section Headings: The section headings contained herein are for the
       ----------------
       purposes of convenience only and are not intended to define or limit the contents of said sections.

10.8   Attorneys Fees: In the event of any litigation arising out of this
       --------------
       Agreement, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys fees and costs incurred.

10.9   Further Assurances: Each party hereto shall cooperate and shall take such
       ------------------
       further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

10.10  Gender: Whenever the pronouns "he" or "his" are used herein they shall
       ------
       also be deemed to mean "she'' or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

10.11  Counterparts: This Agreement may be executed in counterparts, all of
       ------------
       which taken together shall be deemed one original.

10.12  Survival: The provisions of Articles VI, VII, VIII, IX and X, of this
       --------

     Agreement shall survive the termination of this Agreement whether upon, or prior to, the Scheduled Termination Date hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.


OrbitTravel.com Corporation                     Executive
a Delaware Corporation

By: /s/ JOSEPH R. CELLURA                        /s/ JOSEPH R. CELLURA
   --------------------------------             ----------------------------
Name: JOSEPH R. CELLURA                         JOSEPH R. CELLURA
     ------------------------------
Title: Chairman & CEO
      -----------------------------
Chairman & Chief Executive Officer
                                                 /s/ Douglas R. Dollinger
                                                ----------------------------
Witness                                         Douglas R. Dollinger

By: /s/ David A. Noosinow                        seal:
   --------------------------------
   Vice Chairman & Vice President

Notary

By: /s/ Michael Swimmer
   --------------------------------